SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 1, 2003

South Dakota Soybean Processors, LLC

(Exact Name of Registrant as Specified in Charter)

South Dakota	333-75804	46-0462968
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Caspian Avenue, Post Office Box 500 Volga, South Dakota		57071
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (605) 627-9240

(Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

On December 10, 2002, South Dakota Soybean Processors, LLC entered into a Stock Purchase Agreement with Urethane Soy Systems, Co. (“USSC”) and six of its shareholders pursuant to which we have acquired a controlling interest in USSC.  We agreed to purchase 22,500 shares of USSC common stock from the shareholders for $180.00 per share for a total of $4,050,000 and 28,125 newly issued shares from USSC for $160.00 per share for a total of $4,500,000.  We negotiated the price based upon our internal analysis of USSC’s value to us on a going-forward basis.  The closing of the transaction occurred and the controlling stock was transferred or issued to us on January 1, 2003.

The Stock Purchase Agreement requires us to pay $1,377,000 of the purchase price to the shareholders on the earlier of 90 days following the approval of a registration statement by the United States Securities and Exchange Commission for sale of securities to pay the purchase price or January 1, 2004; provided, however that if a registration statement relating to USSC has not been filed by March 2, 2003 then we will be required to make such payment by October 27, 2003.  The remainder of the purchase price to the shareholders becomes due in three equal annual installments of $891,000 on the first, second, and third anniversary of the first payment date.  We are required to pay the purchase price to USSC for the newly-issued shares in twelve equal quarterly payments of $375,000 beginning January 1, 2003.

We paid the $375,000 initial installment of the purchase price to USSC for the newly-issued shares out of our working capital on the closing date.  We also made advance payment on the purchase price of $750,000 to cover USSC’s current operation expenses.  This advance will reduce on a proportional basis at present value our payments over the remaining payment term.  Our board of directors is considering a number of alternatives to pay for or finance the balance of the purchase price to USSC and the shareholders.  Some of these alternatives include raising funds through an offering of securities in a new entity that would own and operate USSC or through an offering of additional capital units of South Dakota Soybean Processors, LLC, increasing our current lines of credit or entering into new lending arrangements, or using our revenues from operations.  The board is considering the advantages and disadvantages of these options and expects to make a decision within a few weeks.

Prior to the acquisition, we owned approximately 4% of USSC’s outstanding common stock.  As a result of the stock acquired pursuant to the Stock Purchase Agreement, we now own a total of approximately 58% of USSC’s outstanding common stock.  USSC is the manufacturer and patent holder of SoyOyl®, a polyol made from soybean oil.  Polyol is a key chemical in foam formulation that reacts with other ingredients to form polyurethane foam.  We plan to continue to operate USSC to manufacture and sell SoyOyl®.

The Stock Purchase Agreement is attached as exhibit to this report.  Statements regarding the transaction made in this report are qualified in their entirety by the terms and conditions of the Stock Purchase Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

10.16	Stock Purchase Agreement with Urethane Soy Systems, Co. and certain shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Date: January 14, 2003	By	/s/ Constance M. Kelly
Constance M. Kelly
	Its	Chief Financial Officer

EXHIBIT INDEX

10.16	Stock Purchase Agreement with Urethane Soy Systems, Co. and certain shareholders